Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Hanover Bancorp, Inc. of our report dated January 13, 2021 on the consolidated financial statements of Hanover Bancorp, Inc. and to the reference to us under the heading “Experts” in the prospectus.

Crowe LLP

Livingston, New Jersey

March 19, 2021